SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    July 9, 2014

AARON’S, INC.
(Exact name of Registrant as Specified in Charter)

Georgia	1-13941	58-0687630
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 E. Paces Ferry Road, N.E. Atlanta, Georgia	30305-2377
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (404) 231-0011

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
Appointment of New Director
As previously disclosed, on May 13, 2014, Aaron’s, Inc. (the “Company”) entered into an agreement (the “Agreement”) with a group of investors led by Vintage Capital Management, L.L.C. (collectively, the “Vintage Group”) and Matthew E. Avril. Pursuant to the Agreement, the Company agreed, among other items, to appoint a director proposed by the Vintage Group to the Company’s Board of Directors (the “Board”) within thirty (30) days following the Company’s 2014 annual meeting of shareholders, which was held on June 10, 2014.
On July 9, 2014, pursuant to the Agreement, the Board increased the number of directors serving on the Board from nine (9) to ten (10) and appointed Matthew E. Avril as a director, effective immediately. Subject to the terms of the Agreement, Mr. Avril will serve as a director of the Company until the Company’s annual meeting of shareholders in 2015 and until his successor is elected and qualified or until his earlier resignation, removal from office or death. Mr. Avril will serve on the Audit Committee and the Compensation Committee of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON’S, INC.
	By:	/s/ Gilbert L. Danielson
Date: July 10, 2014		Gilbert L. Danielson Executive Vice President and Chief Financial Officer